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                                                                 EXHIBIT 10.71

             AGREEMENT made, effective as of the 30th day of September, 2000, by and among ATM SERVICE, LTD., a New York corporation ("ATM"); THE INTRAC GROUP, LTD., a Delaware corporation ("INTRAC"); and WARREN ROTHSTEIN ("ROTHSTEIN").

             WHEREAS, Rothstein and WorldWide Web NetworX Corporation ("WWWX") have entered into that certain Stock Issuance Agreement, dated December 1, 1999, as amended, whereby WWWX issued and delivered 4,000,000 shares of restricted WWWX common stock to Rothstein (the "WWWX SHARES"); and

             WHEREAS, in February 2000, ATM and Intrac each entered into a Management Services Agreement, dated as of July 23, 1999, with Rothstein (the "MANAGEMENT SERVICES AGREEMENTS"), whereby ATM and Intrac each engaged Rothstein to serve as the chairman and chief executive officer of ATM and Intrac; and

             WHEREAS, Rothstein has acted as chairman, president and chief executive officer of WWWX during the period from September 23, 1999 through April 26, 2000 and as chairman and chief executive officer of ATM and Intrac during the period from July 23, 1999 to date; and

             WHEREAS, the parties have agreed to terminate the Management Services Agreements, effective as of September 30, 2000, and to memorialize herein certain other agreements between the parties.

             NOW, THEREFORE, the parties hereto have agreed as follows, intending to be legally bound hereby:

             1. The Management Services Agreements and any other management or other agreement between or among Rothstein, ATM and/or Intrac (the "MANAGEMENT AGREEMENTS") shall terminate, effective as of September 30, 2000, and each party hereby releases the others from any and all obligations thereunder. Concurrently with the execution of this Agreement, Rothstein shall cease to be an authorized signatory on any ATM bank account and Rothstein shall, upon request, execute any documentation necessary in order to remove Rothstein as a signatory to such accounts.

             2. In consideration for Rothstein's agreement to terminate the Management Agreements, ATM and/or Intrac will (a) reimburse D&W Enterprises, Inc. ("D&W") for the payroll costs and the costs of employee benefits, as set forth on Schedule I attached hereto, for all of the Tarrytown Employees listed on Schedule I (including Rothstein), during the period from the date of this Agreement through October 31, 2000, and (b) reimburse D&W Enterprises, Inc. ("D&W") for the payroll costs and the costs of employee benefits, as set forth on Schedule I attached hereto, for all of the Tarrytown Employees listed on the Schedule (except Rothstein), for the month of November 2000. The parties acknowledge and agree that, notwithstanding anything contained herein to the contrary, neither ATM nor Intrac shall have any obligation or


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liability to Rothstein or to any other Tarrytown Employee except as specifically provided herein.

             3. Rothstein will cause the Tarrytown Employees to (a) close the books and records of ATM, as of September 30, 2000 (the "BALANCE SHEET DATE"),
(b) prepare such books and records in accordance with the requirements of Generally Accepted Accounting Procedures ("GAAP"), and (c) deliver such books and records to ATM's designated representatives no later than 10:00 A.M. on Wednesday, October 25, 2000, together with a balance sheet which reflects all of the material liabilities and assets of ATM as of the Balance Sheet Date, with the possible exception only of any liabilities incurred or assets acquired on behalf of ATM by persons other than Rothstein and the other Tarrytown Employees and of which Rothstein and the other Tarrytown Employees have no knowledge (the "BALANCE SHEET"), all supporting documentation in the possession of Rothstein or any of the other Tarrytown Employees and a list of all fixed assets owned or leased by ATM, indicating, in each case, which are owned and which are leased. During the period from the date of this Agreement through the period ending thirty (30) days after the Closing Date (as defined hereafter), Rothstein shall also make himself and the other Tarrytown Employees available to ATM's representatives, and cooperate fully and use his best efforts to cause such employees to cooperate fully with ATM's representatives in connection with their review of such books and records, and answer and use his best efforts to cause such employees to answer any questions that ATM's representatives may have regarding such books and records. For purposes of this Agreement, the "Closing Date" means November 15, 2000.

             4. On the Closing Date, Rothstein will transfer to ATM all assets which were acquired on behalf of ATM by Rothstein or any of the other Tarrytown Employees that are not currently warehoused in ATM's name. ATM will discharge and hold Rothstein harmless from all liabilities which are reflected on the Balance Sheet and which were incurred in the name or for the benefit of ATM in connection with transactions with respect to which ATM has received, or is entitled to receive, in the normal course of business, all of the assets acquired and revenues derived or generated.

             5. Rothstein shall execute and deliver to ATM and Intrac, simultaneously with the execution of this Agreement, his letter of resignation as the Chairman and a member of the Board of Directors of ATM and Intrac.

             6. Rothstein shall, on the Closing Date, deliver to (a) WWWX a stock certificate, together with a stock power, executed in blank, for 2,600,000 WWWX Shares and (b) ATM a stock certificate, together with a stock power, executed in blank, for the 480 shares of the common capital stock of ATM owned by Rothstein.

             7. Rothstein shall have the right to use and occupy the Tarrytown Premises during the period from the date of this Agreement through December 31, 2000; PROVIDED, HOWEVER, that Rothstein shall pay or reimburse ATM for all costs, charges and expenses incurred by ATM and/or Rothstein in connection with the use of the Tarrytown Premises during such period of time other than the base rent payable by ATM under its lease for the Tarrytown Premises; PROVIDED, FURTHER, that Rothstein acknowledges that it


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is ATM's intention to sublet the Tarrytown Premises as soon as possible on or after January 1, 2001 and to terminate all of its leases for the personal property leased by ATM and located at the Tarrytown Premises as soon as possible on or after the Closing Date (other than the lease for the telephone system at the Tarrytown Premises, which ATM shall attempt to terminate as soon as possible on or after January 1, 2001, subject to the provisions of the following Paragraph 8) and Rothstein agrees that both he and all other Tarrytown Employees shall cooperate fully with ATM and its agents and representatives in connection with their efforts to do so. Rothstein further agrees that, subject to the provisions of the following Paragraph 8, Rothstein will vacate and surrender possession of the Tarrytown Premises to ATM on or before December 31, 2000. Rothstein shall have the right to assume ATM's lease(s) for the equipment listed on Schedule II attached hereto, effective as of the Closing Date, provided that Rothstein has caused ATM to be released from any further liability under such lease(s).

             8. Rothstein shall have right to sublet the office currently occupied by Rothstein and the newly built-out "expansion space" of the Tarrytown Premises, which shall include the right to use the telephone system at the Tarrytown Premises, on a month-to-month basis, commencing January 1, 2001, by giving written notice to ATM of his intention to do so on or before December 15, 2000, for a rental equal to 25% of the total amount of the rent and other charges paid by ATM under its lease for the Tarrytown Premises and the equipment leases for the personal property leased by ATM and located at the Tarrytown Premises, to the extent that such leases have not been assumed by Rothstein or terminated in accordance with the provisions of Paragraph 7, plus a negotiated amount for the use of the telephone system; PROVIDED, HOWEVER, that either ATM or Rothstein shall have the right to terminate such sublease arrangement at the end of the then-current 30-day term by giving the other party at least 30 days prior written notice. On or before December 31, 2000 or upon the termination of the foregoing sublease arrangement, whichever shall later occur, Rothstein shall vacate and surrender possession of the Tarrytown Premises to ATM and to cause all personal property and personal effects owned by Rothstein to be removed from the said premises.

             9. Rothstein hereby transfers, assigns and sets over unto ATM all right, title, interest and/or claim, if any, that he has or may have in or to the domain name atmcenter.com and other domain name that includes the name "ATM," and any derivatives thereof, and Rothstein agrees that he shall not use such domain names, or any other domain name that is similar thereto, or the names ATMcenter or ATM Service, or any other trade name that is confusingly similar thereto, in any way or for any purpose. Rothstein shall, on or after the Closing Date, execute and deliver to ATM formal assignment documents or any other document reasonably requested by ATM in order to effect such assignments.

             10. Rothstein also hereby transfers, assigns and sets over unto ATM and WWWX all right, title, interest and/or claim, if any, that he has or may have in or to any and all software programs or other intellectual property, or any other property, owned by such party and/or used by such party in connection with the operation of its business. Rothstein shall, at the request of ATM and/or WWWX, execute and deliver, on or after


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the Closing Date, formal assignment documents or any other document reasonably requested by ATM and/or WWWX in order to effect such assignments.

             11. Rothstein shall promptly transfer or deliver to ATM and/or Intrac, from time to time on and after the Closing Date, any and all checks, cash remittances or other property received by Rothstein or his employees, agents or representatives which is payable to or which is the property of ATM and/or Intrac.

             12. On the Closing Date, Rothstein shall turn over and deliver to the designated representatives of ATM all property owned or leased by ATM (except as otherwise provided herein) which is in Rothstein's possession or located at the Tarrytown Premises and all documents, records and other information of any type whatsoever concerning or relating to the business and affairs of ATM.

             13. Rothstein acknowledges that he is not entitled to any further consideration or monies from ATM, Intrac and/or WWWX, including any benefits, payments or wages, except as specifically set forth in this Agreement.

             14. As a material inducement to ATM and Intrac to enter into this Agreement, Rothstein hereby irrevocably and unconditionally releases, acquits, and forever discharges ATM and Intrac, and their respective directors, officers and employees (collectively the "RELEASEES"), from any and all charges, complaints, claims, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, and expenses (including attorneys fees and costs actually incurred), of any nature whatsoever, known or unknown, which Rothstein now has, owns, holds, or claims to have, own, or hold, or claimed to have, own, or hold, or which Rothstein may have, own, or hold, or claim to have, own, or hold, arising out of or in any matter or thing, from the beginning of time until the date of the execution of this Agreement, with the exception only of the obligations of ATM and Intrac hereunder. Rothstein acknowledges and agrees that his acceptance of this Agreement constitutes a full, complete, and knowing waiver of any claims, asserted or non-asserted, that Rothstein may have against ATM and/or Intrac. On the Closing Date, Rothstein and WWWX shall exchange a Mutual General Release covering the period from the date of the Mutual General Release that was exchanged by Rothstein and WWWX in connection with Rothstein's resignation as a director of WWWX through the Closing Date.

             15. As a material inducement to Rothstein to enter into this Agreement, ATM and Intrac each hereby irrevocably and unconditionally release, acquit, and forever discharge Rothstein from any and all charges, complaints, claims, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, and expenses (including attorneys fees and costs actually incurred), of any nature whatsoever, known or unknown, which such party now has, owns, holds, or claims to have, own, or hold, or claimed to have, own, or hold, or which such party may have, own, or hold, or claim to have, own, or hold, arising out of any matter or thing, from the beginning of time until the date of execution of this Agreement, with the exception only of Rothstein's obligations hereunder. ATM and Intrac acknowledge and agree that their acceptance of


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this Agreement constitutes a full, complete, and knowing waiver of any claims, asserted or non-asserted, that they may have against Rothstein.

             16. Each party agrees not to directly or indirectly take, support, encourage or participate in any action or attempted action that in any way would damage the reputation or business or business prospects of any of the other parties or any of their affiliates. Rothstein agrees that he will (and use his best efforts to cause his employees to) cooperate fully with ATM and Intrac and their designated agents/representatives as reasonably necessary in connection with any legal disputes and/or proceedings and/or business matters relating to issues and/or incidents which took place during Rothstein's association with ATM and Intrac; PROVIDED, HOWEVER, that ATM shall pay or reimburse Rothstein for any out-of-pocket expenses incurred by Rothstein or such employees in connection with such cooperation.

             17. Notwithstanding anything contained herein to the contrary, this Agreement is not intended to operate as, and shall not be deemed to be, a covenant not to compete, provided that Rothstein does not commit or engage in any acts which constitute unfair competition.

             18. Each of the parties hereto agrees not to disparage any other party in any way or to speak about any other party in negative terms.

             19. This Agreement shall be construed under New York law without regard to the conflict of laws provision therein and any actions relating thereto must be brought within the State of New York.

             20. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in interpreting this Agreement.

             21. Rothstein warrants and represents that he is fully competent to enter into this Agreement, has carefully read and fully understands the terms of this Agreement, has had the advice of counsel with respect this Agreement and been given a reasonable opportunity to consider the terms of the Agreement, and that he has signed this Agreement freely and voluntarily.

             22. ATM and Intrac each hereby warrants and represents as follows:

                  a. all necessary corporate action has been taken to authorize such party to enter into this Agreement and to perform its obligations hereunder;

                  b. ATM is a corporation duly organized, validly existing and in good standing as a domestic corporation under the laws of the State of New York and Intrac is a corporation duly organized, validly existing and in good standing as a domestic corporation under the laws of the State of State of Delaware;

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                  c.    such party has all requisite corporate power and
                        authority to perform its obligations hereunder; and

                  d. this Agreement has been duly and validly executed and delivered by such party and is the valid and binding obligation of such party, enforceable against such party in accordance with its terms.

            23. All notices or other communications hereunder shall not be binding on any party hereto unless in writing, and delivered to the other party hereto at the following address:

                 If to ATM and/or Intrac, to:

                 424 Madison Avenue
                 New York, NY 10017
                 Attention:  President

                 with a copy to:

                 ATM Service, Ltd.
                 424 Madison Avenue
                 New York, NY 10017
                 Attention:  G. David Rosenblum

                 If to Rothstein, to:

                 6 Pineview Circle
                 Purchase, NY 10577

                 with a copy to:

                 Kane Kessler, P.C.
                 1350 Avenue of the Americas
                 New York, NY 10019
                 Attn: Jeffrey A. Oppenheim

             Notices shall be deemed duly delivered upon hand delivery thereof at the above address or five (5) days after deposit thereof in the United States mails, postage prepaid, certified or registered mail. Either party may change its address for notice by delivery of written notice thereof in the manner provided above.

             24. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.


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             25. This Agreement constitutes the entire agreement by and among the parties hereto with respect to the subject matter hereof and the transactions contemplated hereby, and supersedes all prior oral and/or written understandings and agreements relating thereto. None of the parties nor any of its agents or representatives has made any representations to the other which the parties intend to have any force or effect, except as specifically set forth herein, and no party, in executing or performing this Agreement, is relying upon any statement, covenant, representation or information, of any nature, whatsoever, to whomsoever made or given, directly or indirectly, verbally or in writing, by any person or entity, except as specifically set forth herein. This Agreement may not be modified or changed, in any way, except in writing signed by all of the parties hereto.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

/s/ Warren Rothstein
------------------------------------------
      WARREN ROTHSTEIN


ATM SERVICE, LTD.


By:   /s/ Thomas Settineri
      ------------------------------------------
      Name:  Thomas Settineri
      Title:  President


THE INTRAC GROUP, LTD.


By:   /s/ Thomas Settineri
      ------------------------------------------
      Name:  Thomas Settineri
      Title:  President



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 TO THE BOARD OF DIRECTORS OF ATM SERVICE, LTD.:


I hereby resign as the Chairman and a member of the Board of Directors of the Corporation, effective immediately.



Date:  October 19, 2000             /s/ Warren Rothstein
                                    --------------------------
                                    Warren Rothstein



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TO THE BOARD OF DIRECTORS OF THE INTRAC GROUP, LTD:


I hereby resign as the Chairman and a member of the Board of Directors of the Corporation, effective immediately.



Date:  October 19, 2000             /s/ Warren Rothstein
                                    --------------------------
                                    Warren Rothstein




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